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                                                                     Exhibit 3.3

                                                                          SAMPLE

ARTICLES OF INCORPORATION





                                        I

The name of this corporation is           (NAME OF CORPORATION)                .
                               ------------------------------------------------

                                       II

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the GENERAL CORPORATION LAW of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

The name and address in the State of California of this corporation's initial agent for service of process is:

         Name___________________________________________________________________

         Address________________________________________________________________

         City_______________________State  CALIFORNIA  Zip______________________
                                           ----------

                                       IV

This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is
_______________________________________________.





                                        (Signature of Incorporator)
                                  ------------------------------------------
                                  (Typed Name of Incorporator), Incorporator






Secretary of State Sample
ARTS-GENERAL (07-02)